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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Registration Statements File No. 333-50259; File No. 333-94439; File No. 333-89683; File No. 333-35846; and File No. 333-94453.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

San Antonio, Texas
August 24, 2000